UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 2, 2008

Remote Knowledge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-106247	74-1664837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3657 Briarpark Drive, Suite 100
Houston, Texas 77042
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (281) 599-4800

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2008, Remote Knowledge, Inc. (the “Company”) and Hughes Network Systems, LLC (“HNS”) amended and expanded their existing Equipment Sales Agreement (the “Agreement”).  The amended Agreement provides that HNS will design and develop a core module, an interface board, and an above deck tracking antenna in accordance with the Company’s specifications (the “Product”) and deliver to the Company an engineering model and five (5) production versions of the Product.  Under the terms and conditions of the Agreement, the Company will pay HNS One Million Dollars ($1,000,000) for HNS’s services and the initial units of the Product.  The Company would then have the option to buy additional units of the Product according to an agreed pricing schedule.  The term of the Agreement is two (2) years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMOTE KNOWLEDGE, INC.
Date: October 2, 2008	By: /s/ C. Gregory Peters C. Gregory Peters, Chief Executive Officer